UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	81-4182129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERO	Nasdaq Capital Market
Warrants, each warrant exercisable for one two-thousandth share of Common Stock	CEROW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2025, CERo Therapeutics Holdings, Inc. (the “Company”) and the requisite Buyers (as defined in the Securities Purchase Agreement) party to the Securities Purchase Agreement (as defined below), entered into Amendment No. 1 to such Securities Purchase Agreement (the “SPA Amendment”) to add an additional Buyer (as defined in the Securities Purchase Agreement) and increase the size of the Initial Closing (as defined in the Securities Purchase Agreement) by $500,000 to an aggregate of approximately $2.25 million of gross proceeds and reduce the size of the Additional Closings (as defined in the Securities Purchase Agreement) by an offsetting amount. There was no change to the aggregate amount of up to $7 million of proceeds to be funded pursuant to such Securities Purchase Agreement upon consummation of all of the Closings (as defined in the Securities Purchase Agreement) provided for therein.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On October 14, 2025, the Company filed the Certificate of Designations of Rights and Preferences of the Series E Preferred Stock (the “Certificate of Designations”) for the purpose of designating and establishing the Company’s Series E convertible preferred stock, par value $0.0001 per share (the “Series E Preferred Stock”). The Certificate of Designations was filed pursuant to the Securities Purchase Agreement, dated October 14, 2025, with certain accredited investors named therein (the “Securities Purchase Agreement”), as previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2025 (the “Prior Form 8-K”). The Certificate of Designations became effective on October 14, 2025.

The descriptions of the Series E Preferred Stock and the Certificate of Designations as previously reported in the Prior Form 8-K are incorporated by reference herein. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On October 16, 2025, pursuant to the Securities Purchase Agreement, as amended, the Company and certain accredited investors named therein, mutually agreed to effect, and effected, the Initial Closing (as defined in the Securities Purchase Agreement), with respect to 3,816 shares of Series E Preferred Stock for gross proceeds of approximately $2.25 million. The aggregate amount to be funded pursuant to the Securities Purchase Agreement remains $7 million, of which $2.25 million was funded at the Initial Closing and $4.75 million remains to be funded at the additional closings. The rights, preferences and privileges of the Series E Preferred Stock are set forth in the Certificate of Designations. The offering and sale of the shares of Series E Preferred Stock were issued and, upon conversion of the Series E Preferred Stock, the shares of Common Stock underlying the Series E Preferred Stock will be issued, in each case, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The description of the terms and conditions of the Securities Purchase Agreement does not purport to be complete and each is qualified in its entirety by the full text of Securities Purchase Agreement filed as exhibit to the Prior Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
3.1†	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock, dated October 14, 2025.
10.1*†	Securities Purchase Agreement, dated as of October 14, 2025, by and between CERo Therapeutics Holdings, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-40877) filed on October 14, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

†	Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2025	CERO THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Chief Executive Officer

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